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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report of Biopulse International, Inc. dated December 18, 2000, in Amendment No. 2 to the registration statement on Form SB-2 dated October 19, 2001 for BioPulse, International, Inc.

/s/ Crouch, Bierwolf & Associates

Crouch, Bierwolf & Associates
Salt Lake City, Utah
October 19, 2001